SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 10, 2001

HEI, INC.
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-10078	41-0944876

(Commission File Number)	(IRS Employer Identification No.)

1495 Steiger Lake Lane, Victoria, Minnesota	55386

(Address of Principal Executive Offices)	(Zip Code)

952-443-2500
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES

Item 5. REG FD DISCLOSURE

     On October 10, 2001, HEI, Inc. management met with analysts in one of a series of meetings. The following information related to the company’s investment in Micro Substrates Corporation was reported: In July 1999 HEI invested $1.5 million in MSC, which is majority owned by privately held Circuit Components Inc. At the time of the investment MSC had developed a proprietary ceramic package for LMDS, high-speed wireless applications. Several large electronics customers were interested in this product. MSC was in search of additional funds to ramp up manufacturing and a second source manufacturing partner. MSC did receive orders for this product, however demand did not meet the company’s expectations. On September 28, 2001, HEI executed an option whereby they will return their 28% investment in MSC for a $750,000 5-year note. CCI management has informed HEI they intend to repay this note, however, the note is un-collateralized. Therefore, HEI does not plan on recording this note on its balance sheet. The company preliminarily intends to record the payments as revenue.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

Dated:	October 10, 2001	HEI, INC.

By /s/ Anthony Fant
Anthony J. Fant
Chairman and
Chief Executive Officer

3